Exhibit (h-10)

AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT (this “Amendment”) is effective as of this 1st day of October, 2021, by and between The Alger Funds, The Alger Institutional Fund, The Alger Portfolios, The Alger Funds II, and Alger Global Focus Fund, each a Massachusetts business trust (each a “Trust” and collectively, the “Trusts”); Fred Alger Management, LLC (f/k/a Fred Alger Management, Inc.) (“Adviser”); UMB Fund Services, Inc., a Wisconsin corporation (“UMBFS”); and UMB Distribution Services, LLC, a Wisconsin limited liability company (“UMBDS”).

WHEREAS, the Trusts and UMBFS have entered into a Transfer Agency Agreement dated October 5, 2019 (the “TA Agreement”) and a Blue Sky Filing Services Agreement dated November 1, 2019 (the “Blue Sky Agreement”) (collectively, the “UMBFS Agreements”);

WHEREAS, the Trusts and UMBDS have entered into an Inbound Call Management and Fulfilment Services Agreement dated October 5, 2019 (the “UMBDS Agreement”);

WHEREAS, Adviser and UMBDS have entered into an Agreement dated October 5, 2019 (the “Adviser Agreement”) (the UMBFS Agreements, UMBDS Agreement and Adviser Agreement collectively referred to herein as, the “Agreements”); and

WHEREAS, the parties wish to amend the Agreements as set forth herein by entering into this Amendment.

NOW THEREFORE, for and in consideration of the mutual promises hereinafter set forth, and such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.      Schedule A to each of the Agreements shall hereby be amended and restated in their entirety to read as Schedule A attached hereto.

2.    Any reference to any Agreement shall be a reference to such Agreement as amended hereby. All rights, obligations and liabilities in respect of the Agreements shall continue to exist save as varied herein. In the event of any conflict or inconsistency between the provisions of this Amendment and the Agreements, the terms of this Amendment shall prevail. All other terms of the Agreements are hereby ratified and confirmed.

3.        This Amendment may be executed in any number of counterparts, each of which shall constitute an original but which together shall constitute one instrument.

4.       This Amendment shall be governed by and construed in accordance with the laws of the State of Wisconsin, excluding the laws on conflicts of laws.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in counterparts by their respective officers, thereunto duly authorized, as of the date first above written.

THE ALGER FUNDS THE ALGER INSTITUTIONAL FUNDS THE ALGER PORTFOLIOS THE ALGER FUNDS II ALGER GLOBAL FOCUS FUND (“TRUSTS”)

By:	/s/ Tina Payne
Tina Payne
Secretary

FRED ALGER MANAGEMENT, LLC
(“ADVISER”)

By:	/s/ Tina Payne
Tina Payne
General Counsel

UMB FUND SERVICES, INC.
(“UMBFS”)

By:	/s/ Maureen A. Quill
Maureen A. Quill
President

UMB DISTRIBUTION SERVICES, LLC
(“UMBDS”)

By:	/s/ Scott Schulenburg
Scott Schulenburg
President

Amended and Restated

Schedule A

NAMES OF FUNDS

TRUST	FUND NAME
ALGER GLOBAL FOCUS FUND	ALGER GLOBAL FOCUS FUND

THE ALGER FUNDS	ALGER GROWTH & INCOME FUND
THE ALGER FUNDS	ALGER CAPITAL APPRECIATION FUND
THE ALGER FUNDS	ALGER SMALL CAP FOCUS FUND
THE ALGER FUNDS	ALGER HEALTH SCIENCES FUND
THE ALGER FUNDS	ALGER INTERNATIONAL FOCUS FUND
THE ALGER FUNDS	ALGER MID CAP GROWTH FUND
THE ALGER FUNDS	ALGER WEATHERBIE SPECIALIZED GROWTH FUND
THE ALGER FUNDS	ALGER SMALL CAP GROWTH FUND
THE ALGER FUNDS	ALGER 35 FUND
THE ALGER FUNDS	ALGER MID CAP FOCUS FUND
THE ALGER FUNDS	ALGER WEATHERBIE ENDURING GROWTH FUND

THE ALGER FUNDS II	ALGER EMERGING MARKETS FUND
THE ALGER FUNDS II	ALGER DYNAMIC OPPORTUNITIES FUND
THE ALGER FUNDS II	ALGER RESPONSIBLE INVESTING FUND
THE ALGER FUNDS II	ALGER SPECTRA FUND

THE ALGER INSTITUTIONAL FUNDS	ALGER CAPITAL APPRECIATION INSTITUTIONAL FUND
THE ALGER INSTITUTIONAL FUNDS	ALGER FOCUS EQUITY FUND
THE ALGER INSTITUTIONAL FUNDS	ALGER MID CAP GROWTH INSTITUTIONAL FUND
THE ALGER INSTITUTIONAL FUNDS	ALGER SMALL CAP GROWTH INSTITUTIONAL FUND

THE ALGER PORTFOLIOS	ALGER BALANCED PORTFOLIO
THE ALGER PORTFOLIOS	ALGER CAPITAL APPRECIATION PORTFOLIO
THE ALGER PORTFOLIOS	ALGER GROWTH & INCOME PORTFOLIO
THE ALGER PORTFOLIOS	ALGER LARGE CAP GROWTH PORTFOLIO
THE ALGER PORTFOLIOS	ALGER MID CAP GROWTH PORTFOLIO
THE ALGER PORTFOLIOS	ALGER SMALL CAP GROWTH PORTFOLIO
THE ALGER PORTFOLIOS	ALGER WEATHERBIE SPECIALIZED GROWTH PORTFOLIO

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